                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                            Bone Care International
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Bone Care International
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                          BONE CARE INTERNATIONAL, INC.
                               1600 ASPEN COMMONS
                           MIDDLETON, WISCONSIN 53562
                                 (608) 662-7800



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Bone Care International, Inc. will be held in the Mendota Room of the Wisconsin Trade Center, 8401 Greenway Boulevard, Middleton, Wisconsin, on Thursday, November 15, 2001, at 9:00 a.m., local time, for the following purposes:

          (1) To elect two (2) Directors to serve until the 2004 annual meeting of shareholders.

          (2) To consider and vote on a proposal to approve an amendment to the Bone Care International, Inc. 1996 Stock Option Plan to increase the number of shares of common stock available under the Plan.

          (3) To transact any other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on October 11, 2001, the record date for the meeting, will be entitled to notice of and to vote at the meeting or any adjournments thereof.


                                    IMPORTANT

     To ensure your representation at the meeting, please sign and date the enclosed proxy, and return it immediately in the enclosed stamped envelope. Sending in your proxy will not prevent you from personally voting your shares at the meeting, since you may revoke your proxy by attending the meeting and voting in person or by advising our secretary in writing (by later-dated proxy which is voted at the meeting or otherwise) of such revocation at any time before it is voted.

                                    By Order of the Board of Directors,

                                    /s/ RICHARD B. MAZESS
                                    --------------------------------------------
                                    Richard B. Mazess, Ph.D.
                                    Acting President and Chief Executive Officer

Madison, Wisconsin
October 19, 2001

                          BONE CARE INTERNATIONAL, INC.
                               1600 ASPEN COMMONS
                           MIDDLETON, WISCONSIN 53562
                                 (608) 662-7800



                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Bone Care International, Inc. ("Bone Care", "we", "our" or "us") for use at the annual meeting of shareholders to be held in the Mendota Room at the Wisconsin Trade Center, 8401 Greenway Boulevard, Middleton, Wisconsin, on Thursday, November 15, 2001, at 9:00 a.m., local time, and at any adjournments thereof.

     At the meeting, shareholders will consider a proposal to (1) elect two (2) Directors to serve until the 2004 annual meeting of shareholders, and (2) approve an amendment to the Bone Care International, Inc. 1996 Stock Option Plan to increase the number of shares of common stock available under the plan. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters at their discretion.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by attending the meeting and voting in person or by advising our secretary of such revocation in writing (by later-dated proxy which is voted at the meeting or otherwise).


                               PROXY SOLICITATION

     Proxies will be solicited by mail. In addition to solicitation by mail, certain of our officers and employees may solicit by telephone, telegraph, and personally. The cost of the solicitation will be borne by Bone Care. The notice of the meeting, this proxy statement, the accompanying form of proxy and the annual report on Form 10-K filed with the Securities and Exchange Commission, including financial statements for the fiscal year ended June 30, 2001, were first mailed to shareholders on or about October 19, 2001.

                          SHAREHOLDERS ENTITLED TO VOTE

     Only holders of record of the shares of our common stock at the close of business on October 11, 2001, the record date for the meeting, are entitled to notice of and to vote at the meeting and at any adjournments thereof. Shareholders will be entitled to one vote for each full share held. On October 11, 2001, there were 14,022,722 shares of common stock outstanding.


                               VOTING INFORMATION

     A shareholder may, with respect to the election of Directors, (i) vote for the election of both nominees named below to serve until the 2004 annual meeting of shareholders, (ii) withhold authority to vote for both nominees, or (iii) vote for the election of one nominee and withhold authority to vote for the other nominee by striking a line through the other nominee's name on the proxy.

     Proxies in the accompanying form, properly executed and received by us at or prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder as to a proposal, the shareholder's proxy will be voted "FOR" the election of the Director nominees named in this proxy statement and "FOR" approval of the amendment to Bone Care's stock option plan. If a proxy is marked to indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a particular proposal, those non-voted shares will not be considered present and entitled to vote on the proposal.

     The affirmative vote of a plurality of the votes cast by the shares present in person or by proxy at the meeting and entitled to vote in the election of Directors is required to elect Directors. Thus, if a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as Directors. Accordingly, non-voted shares with respect to the election of Directors will not affect the outcome of the election of Directors. In addition, withholding authority to vote for a Director nominee will not prevent such nominee from being elected. If a quorum is present, in order to approve the amendment to Bone Care's stock option plan, the number of votes cast favoring the proposal must exceed the number of votes cast opposing the proposal. Accordingly, non-voted shares and abstentions with respect to the proposal to approve the amendment to Bone Care's stock option plan will not affect the determination of whether the proposal is approved or ratified.

                             PURPOSE OF THE MEETING

ITEM 1--ELECTION OF DIRECTORS

     Our by-laws authorize the Board of Directors to fix the number of Directors, provided that the number shall not be less than five nor more than twelve. Currently, the number is fixed at six. The by-laws stagger the Board of Directors by dividing the number of Directors into three classes, with one class being elected each year for a term of three years. For the 2001 annual meeting, two Directors, Richard B. Mazess, Ph.D., and Gary E. Nei are nominees for election.

     The table below sets forth certain information with respect to the nominees for election as Directors of Bone Care to serve until the 2004 annual meeting of shareholders. Unless otherwise specified, the shares of common stock represented by the proxies Bone Care is soliciting will be voted "FOR" the election as a Director of the persons named below, who have been nominated by the Board of Directors. If, at or prior to a person's election, either nominee is unwilling or unable to serve, it is presently intended that the proxies being solicited will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe either nominee will be unwilling or unable to serve.

                                                      PRINCIPAL OCCUPATIONS
   NAME AND AGE             POSITIONS HELD             DURING PAST 5 YEARS
   ------------             --------------            ----------------------
TO SERVE UNTIL THE 2004 ANNUAL MEETING OF SHAREHOLDERS:

Richard B. Mazess, Ph.D.    Chairman of the       Director since 1984; Founder
Age 62                      Board; Acting         of Bone Care; Acting President
                            President and Chief   and Chief Executive Officer
                            Executive Officer     since July 2001; Chairman of
                                                  the Board since February 1996;
                                                  President since inception of
                                                  Bone Care in 1984 through
                                                  February, 1996; President and
                                                  Director of Lunar Corporation
                                                  from 1974 through August 2000
                                                  when Lunar was sold. Lunar
                                                  developed and sold x-ray and
                                                  ultrasound densitometers for
                                                  the diagnosis and monitoring
                                                  of osteoporosis and other
                                                  metabolic bone diseases.
                                                  Lunar also developed and sold
                                                  medical imaging equipment
                                                  used by orthopedists and
                                                  radiologists for imaging
                                                  extremities. Professor
                                                  Emeritus of Medical Physics
                                                  at the University of
                                                  Wisconsin - Madison since
                                                  1985.

Gary E. Nei                 Director              Director since April 2001.
Age 57                                            Member of the Company's Audit
                                                  Committee. Chairman, B&B
                                                  Publishing since August 1994.
                                                  Director of the Brady
                                                  Corporation since November
                                                  1992. Brady Corporation is an
                                                  international manufacturer and
                                                  marketer of high-performance
                                                  identification solutions and
                                                  specialty coated materials.


THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES NAMED ABOVE TO SERVE ON THE BOARD OF DIRECTORS OF BONE CARE.

     The following table sets forth certain information about our Directors whose terms of office will continue after the 2001 annual meeting.

                                                      PRINCIPAL OCCUPATIONS
   NAME AND AGE             POSITIONS HELD             DURING PAST 5 YEARS
   ------------             --------------            ----------------------
TERM EXPIRING AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS:

Robert A. Beckman           Director and Vice     Director since 1989; Vice
Age 47                      President - Finance   President - Finance since July
                                                  2001 and also for the period
                                                  May 1996 through November
                                                  1996; Vice President of
                                                  Finance for Lunar Corporation
                                                  from 1987 through August 2000
                                                  when Lunar was sold. Lunar
                                                  developed and sold x-ray and
                                                  ultrasound densitometers for
                                                  the diagnosis and monitoring
                                                  of osteoporosis and other
                                                  metabolic bone diseases.
                                                  Lunar also developed and sold
                                                  medical imaging equipment
                                                  used by orthopedists and
                                                  radiologists for imaging
                                                  extremities.

Charles W. Bishop, Ph.D.    Director and          Director since 1989; Executive
Age 50                      Executive Vice        Vice President - Research and
                            President - Research  Development since July 2001;
                            and Development       President and Chief Executive
                                                  Officer from February 1996 to
                                                  July 2001; Vice President from
                                                  March 1990 to February 1996.


                                                      PRINCIPAL OCCUPATIONS
   NAME AND AGE             POSITIONS HELD             DURING PAST 5 YEARS
   ------------             --------------            ----------------------
TERMS EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS:

Martin Barkin, M.D.         Director              Director since 1993; President
   Age 65                                         and Chief Executive Officer of
                                                  Draxis Health, Inc.
                                                  (A pharmaceutical company)
                                                  since 1992; Partner and
                                                  National Practice Leader for
                                                  HealthCare at KPMG Canada
                                                  from 1991 to 1992; Deputy
                                                  Minister of Health for the
                                                  Province of Ontario from 1987
                                                  to 1991; Director of
                                                  Novopharm Biotech (a biotech
                                                  research and development
                                                  company).

Charles R. Klimkowski, CFA  Director              Director since March 1999;
   Age: 66                                        Director of Theragenics Corp.
                                                  from December 1992 to April
                                                  2000. Chairman of Theragenics
                                                  from December 1994 to June
                                                  1997 and Co-chairperson from
                                                  June 1997 to June 1998.
                                                  Theragenics is a publicly
                                                  traded company producing and
                                                  selling implantable radiation
                                                  devices for the treatment of
                                                  cancer. Prior to his
                                                  retirement in August 1998,
                                                  Mr. Klimkowski served as
                                                  Chief Operating Officer and
                                                  Director of Investments of
                                                  ABN AMRO Asset Management
                                                  (USA) Inc.

     Non-employee Directors receive cash compensation of $1,000 per meeting attended in person for serving as members of the Board. Pursuant to the Bone Care International, Inc. 1996 Stock Option Plan, annual awards of non-qualified stock options to purchase 10,000 shares of common stock at the fair market value on the grant date have been granted in prior years to non-employee Directors. These stock options expire ten years after their grant date and become exercisable on the first anniversary of the grant date. Effective this year, the compensation committee plans to award non-qualified stock options to purchase 30,000 shares of common stock to non-employee Directors at the time of election or reelection to the Board of Directors. These stock options expire ten years after their grant date, become exercisable on the first anniversary of the grant date and vest over the three-year term for which the

Director is elected to serve. The compensation committee does not plan to award stock options to non-employee Directors unless a Director is up for reelection.

     During the year ended June 30, 2001, three meetings of the Board of Directors were held. All of the Directors attended 100% of the meetings in person or by telephone. The Board of Directors has an audit committee and a compensation committee. The audit committee, composed of non-employee Directors, oversees the audit of the corporate accounts through independent public accountants whom it recommends for selection by the Board of Directors. The committee reviews the scope of the audit with such accountants and their related fees. The audit committee held three meetings during the fiscal year ended June 30, 2001. Its members are Dr. Barkin, Mr. Klimkowski and Mr. Nei. The compensation committee, composed of non-employee Directors, determines the compensation and benefits for officers (other than grants of stock options), and makes recommendations to the Board of Directors concerning compensation arrangements for the President and Chief Executive Officer and Board of Directors. Mr. Klimkowski and Dr. Mazess are members of the compensation committee. The compensation committee did not hold any formal meetings during the fiscal year ended June 30, 2001. Bone Care does not have a Nominating Committee of the Board of Directors. However, our by-laws provide that the Board may establish additional committees as it deems advisable.

Section 16(a) Beneficial Ownership Reporting Compliance

     Our Directors and officers are required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission their transactions in, and beneficial ownership of, our common stock, including options to purchase common stock, including stock options. Reports received by us indicate that all reports were filed on a timely basis.


ITEM 2--APPROVAL OF AMENDMENT TO BONE CARE'S STOCK OPTION PLAN

     Bone Care has used stock options as a significant part of its compensation program for many years. Management believes that the grant of stock options is critical in attracting and retaining officers, key employees, consultants and non-employee Directors who will contribute to the success and prosperity of Bone Care. Other than Bone Care's 401K profit-sharing plan, stock options are the only element of long-term compensation used by Bone Care.

     As of October 11, 2001, the record date of the annual meeting of shareholders, the number of shares of common stock available for issuance under Bone Care's current stock option plan was 340,017. Bone Care adopted the stock option plan in 1996. Management is seeking shareholder approval of an amendment to the plan which would increase the number of shares available for future grants by 700,000.

     Summary of the plan. Only nonqualified stock options may be granted under the plan. The plan is administered by the Board of Directors. The committee has the authority, subject to terms of the plan, to establish eligibility guidelines, select officers, key employees, consultants, and non-employee Directors for participation in the plan and determine the number of shares of common stock subject to a stock option, the exercise price for such shares of common stock, the time and conditions of exercise, and all other terms and conditions of the stock options. Approximately 90 persons are presently eligible to receive stock options under the plan.

     Other than to comply with applicable rules and regulations, the plan may be amended by the Board of Directors in any respect, except that no amendment may be made without shareholder approval if such amendment would increase the maximum number of shares of common stock available under the plan (other than certain adjustments for changes in the Company's capitalization) or would otherwise require shareholder approval.

     Shares of Common Stock subject to a stock option granted hereunder, which are not issued by reason of the expiration, cancellation, or other termination of such stock option, are available for future grants of stock options under this Plan; provided, however, that except for appropriate adjustments made to give effect to any stock splits, stock dividends or other relevant changes in the capitalization of the Corporation, without the approval by a majority vote of the shareholders, shares subject to an outstanding stock option that is replaced, canceled or exchanged for a newly granted stock option with an option price per share lower than the option price per share of the outstanding stock option are not available for future grants.

     In the event of a change in control of Bone Care, any stock option not previously exercisable in full will become fully exercisable. As more fully set forth in the plan, a change in control generally is the acquisition, subject to certain exemptions, by any person of beneficial ownership of 50% or more of the common stock, a change in the majority of the Board of Directors and approval by the shareholders of a reorganization, merger, consolidation, or sale of all or substantially all of the assets of Bone Care unless certain conditions are satisfied. This provision could raise the cost to a potential acquiror of engaging in a transaction that would constitute such a change in control, and, therefore, could affect the willingness of an acquiror to propose such a transaction.

     Proposed Amendment. The first sentence of the first paragraph of Section 3 of the plan has been amended, subject to shareholder approval, as follows to reflect the proposed increase in the number of available shares.

          "The maximum number of shares of Common Stock to be available to be issued under this Plan pursuant to all grants of stock options hereunder shall be 2,300,000, subject to adjustment in accordance with Section 5."

     The reason for amending the plan is to provide for an increase in the number of shares of common stock available for future grants of stock options under the plan. As noted above, stock options are a significant part of Bone Care's compensation program. As of October 11, 2001, the record date of the annual meeting of shareholders, the number of shares of common stock available under the plan for the grant of stock options was 340,017. The amendment would authorize the grant of an additional 700,000 shares of common stock under the plan which, as of October 5, 2001, represents approximately 5% of Bone Care's outstanding common stock.

     Federal Tax Consequences. For federal income tax purposes, an optionee will not realize taxable income upon the grant of the option, but will recognize taxable income at the time of exercise in the amount of the difference between the purchase price and the fair market value of the shares purchased on the date of exercise. At that time, Bone Care will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income.

     The following table sets forth the number of shares of common stock which were subject to stock options granted to the indicated persons or groups under the plan during fiscal year 2001. All of the stock options were granted at 100% of fair market value of the common stock on the date of grant. On October 11, 2001, the closing price of the common stock as reported on the Nasdaq Stock Market was $21.55 per share.

                                STOCK OPTION PLAN

NAME AND POSITION                                              NUMBER OF SHARES
-----------------                                              ----------------
Richard B. Mazess, Ph.D.....................................             0
   Chairman of the Board, Acting President and Chief
   Executive Officer

Charles W. Bishop, Ph.D.....................................       100,000
   Director and Executive Vice President - Research and
   Development

Robert A. Beckman...........................................       110,000
   Director and Vice President - Finance

Martin Barkin, M.D..........................................        10,000
   Director

Charles R. Klimkowski.......................................        12,000
   Director

Gary E. Nei.................................................        13,333
   Director

Paul V. Peterson............................................        20,000
   Vice President - Sales & Marketing

Michael Gara................................................        50,000
   Vice President - Corporate Development

All executive officers as a group...........................       315,333

All non-employee Directors as a group.......................        35,333

All employees as a group....................................       409,500

     Approval of the plan amendment will require that the number of votes cast favoring approval exceeds the number of votes cast opposing approval. Unless otherwise specified, the shares of common stock represented by the proxies being solicited will be voted "FOR" the proposal to approve the plan amendment.

     The Board of Directors unanimously recommends a vote FOR approval of the proposed amendment to the Plan.

            SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table lists all institutions and individuals known by us to beneficially own more than 5% of Bone Care's common stock as of October 11, 2001, The table also summarizes information for our Directors and executive officers, individually and as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Beneficial ownership generally includes voting or investment power with respect to securities. Common stock subject to an option that is exercisable within 60 days of October 11, 2001 is deemed to be beneficially owned by the person holding the option when computing ownership, but is not treated as outstanding when computing the ownership of any other person. We have determined each beneficial owner's percentage ownership by assuming that stock options held by such person which are exercisable within 60 days of October 11, 2001, have been exercised. Except as indicated by the footnotes to the table below, we believe, based on information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Applicable percentage of beneficial ownership is based on 14,022,722 shares of common stock outstanding as of October 11, 2001.

                                                     AMOUNT AND NATURE OF   PERCENT OF
NAME OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP     CLASS
------------------------                             --------------------   ----------
Richard B. Mazess, Ph.D. (1).......................        3,110,710          22.2%
State of Wisconsin Investment Board (2)............        2,702,000          19.3
   Lake Terrace
   121 E. Wilson Street
   Madison, WI 53707
Wellington Management Company, LLC(3) .............        1,079,700          7.7
   75 State Street
   Boston, MA  02109
T. Rowe Price Associates, Inc. (4).................        1,064,000          7.6
   100 E. Pratt Street
   Baltimore, MD 21202
Charles W. Bishop, Ph.D.(5)........................          140,627          1.0
Robert A. Beckman (6)..............................           93,946           *
Charles R. Klimkowski, CFA(7)......................           66,500           *
Paul V. Peterson (8)...............................           22,000           *
Michael Gara.......................................               --           *
Martin Barkin, M.D. (9)............................           24,000           *
Gary E. Nei .......................................            5,000           *
All Directors and Executive Officers as a Group
   (8 persons) (10)................................        3,462,783         24.7


  *  Less than 1 percent (1%)

(1) Includes 1,601,950 shares of common stock held by Dr. Mazess in joint tenancy with his wife and 587,500 shares of common stock held by Dr. Mazess as custodian for his daughters.

(2) Based on Amendment No. 3 to Schedule 13G dated February 9, 2001, furnished to us, the State of Wisconsin Investment Board had sole voting and sole dispositive power with respect to 2,702,000 shares of common stock.

(3) Based on Schedule 13G dated February 13, 2001, furnished to us, Wellington Management Company, LLC had shared voting power with respect to 787,200 shares of common stock and shared dispositive power with respect to 864,000 shares of common stock, and Wellington Trust Company, NA had shared voting power with respect to 637,600 shares of common stock and shared dispositive power with respect to 637,600 shares of common stock.

(4) Based on Amendment No. 4 to Schedule 13G dated February 6, 2001, furnished to us, T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, had voting power with respect to 51,000 shares of common stock and had dispositive power with respect to 949,000 shares of common stock, and T. Rowe Price Small Cap Value Fund, Inc., an investment company registered under section 8 of the Investment Company Act of 1940, had sole voting power with respect to 825,000 shares of common stock and sole dispositive power with respect to no shares of common stock.

(5) Includes 87,000 shares of common stock issuable within 60 days upon exercise of stock options.

(6) Includes 81,600 shares of common stock issuable within 60 days upon exercise of stock options.

(7) Includes 36,500 shares of common stock issuable within 60 days upon exercise of stock options.

(8) Includes 22,000 shares of common stock issuable within 60 days upon exercise of stock options.

(9) Includes 24,000 shares of common stock issuable within 60 days upon exercise of stock options.

(10) Includes 251,100 shares of common stock issuable within 60 days upon exercise of stock options.

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The following is a report submitted by the Board of Directors addressing our compensation policy as it related to the former President and Chief Executive Officer for fiscal year 2001.

     This report by the Board of Directors, the report of the audit committee and the performance graph contained in this proxy statement should not be deemed to be incorporated by reference by any general statement which incorporates by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

     The goal of Bone Care's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while also retaining and motivating executive officers and other key employees. Bone Care's executive compensation program integrates annual base salary with cash bonuses and stock options based upon corporate performance, employee initiatives and performance overall.

     Richard B. Mazess, Chairman of Bone Care and the current Acting President and Chief Executive Officer, has elected not to receive a salary or stock options. Dr. Mazess assumed the role of Chief Executive Officer on an interim basis while Bone Care conducts a search for a permanent Chief Executive Officer.

     In determining the appropriate kinds and levels of compensation of the former Chief Executive Officer and other executive officers, the Board of Directors considered that prior to the fiscal year ended June 30, 2000, Bone Care had been primarily a research and development company with nominal revenues. The Board believes that annual base salaries should be designed to attract and retain qualified executives and has granted stock options periodically to ensure those executives have a motivating and continuing stake in Bone Care's long-term success. Further, the Board views stock options as an effective incentive for executives to create value for shareholders, since the value of a stock is directly related to stock price.

     The compensation of the former Chief Executive Officer was more heavily weighted toward stock options than base salary and cash bonuses. In 1996, when Bone Care became a publicly traded company, the Board of Directors granted an option to purchase 140,000 shares of common stock to the former Chief Executive Officer. The Board granted the former Chief Executive Officer options to purchase an additional 10,000 shares of common stock both in 1997 and 1999, as well as options to purchase 100,000 shares of stock on October 13, 2000. Since joining Bone Care, the former Chief Executive Officer has been granted options to purchase 283,691 shares of common stock. The former Chief Executive Officer's annual compensation was increased from $175,000 to $250,000 effective June 1, 2001. His salary for the fiscal years ended 2000 and 1999 remained unchanged at $150,000. A cash bonus was not received by the former Chief Executive Officer for fiscal 2001.

     The Board evaluates the compensation of the other executive officers annually and adjusts overall compensation packages based on performance toward achieving Bone Care's short-term and long-term objectives. The Board of Directors does not use a fixed formula for determining base salary, bonuses, or long-term compensation. The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with Bone Care's goals and shareholder interests. The Board of Directors believes that compensation levels during fiscal year 2001 adequately reflect Bone Care's compensation goals and policies.

                                            Respectfully submitted,

                                            Martin Barkin, M.D.
                                            Robert A. Beckman
                                            Charles W. Bishop, Ph.D.
                                            Charles R. Klimkowski, CFA
                                            Richard B. Mazess, Ph.D.
                                            Gary E. Nei

SUMMARY COMPENSATION TABLE

     The following table summarizes information regarding compensation during the fiscal years ended June 30, 2001, 2000 and 1999 for our Acting President and Chief Executive Officer and two other executive officers.


                                                       ANNUAL                       LONG-TERM
NAME AND PRINCIPAL POSITION                         COMPENSATION                   COMPENSATION
---------------------------                    -----------------------      ----------------------------
                                                                            SECURITIES
                                   FISCAL                                   UNDERLYING     ALL OTHER
                                    YEAR        SALARY           BONUS      OPTIONS(#)   COMPENSATION(1)
                                   ------      --------          -----      ----------   ---------------
Richard B. Mazess, Ph.D.            2001                           $--       $     --       $     --
   Acting President, Chief          2000             --             --             --             --
   Executive Officer                1999             --             --             --             --

Charles W. Bishop, Ph.D.            2001       $176,730                      $100,000       $  2,550
   Executive Vice President -       2000        150,000             --         10,000          2,331
   Research and Development         1999        150,000          6,900             --          2,301

Paul V. Peterson                    2001        167,069             --         20,000          2,450
   Vice President--Sales            2000        160,000             --         10,000          2,400
   and Marketing                    1999        151,538          7,000             --             --


(1)  Amounts shown consist of Bone Care contributions to a 401(K) plan.


FISCAL YEAR-END OPTION VALUES

     The following table sets forth information on the value of unexercised stock options as of June 30, 2001 held by the individuals named in the summary compensation table. None of the named officers exercised stock options during the year ended June 30, 2001. The value of unexercised stock options was based upon the closing price of our common stock of $26.50 on June 29, 2001, as reported by the Nasdaq National Market, minus the exercise price.


                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED           IN-THE-MONEY
                              STOCK OPTIONS AT FISCAL      STOCK OPTIONS AT FISCAL
NAME                                 YEAR END                     YEAR END
----                        ---------------------------   ---------------------------
                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   -------------   -----------   -------------
Richard B. Mazess, Ph.D.           --             --      $       --     $       --
Charles W. Bishop, Ph.D.      125,000        110,000       3,005,850      1,006,500
Paul V. Peterson               20,000         40,000         354,500        524,400


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 2001, Dr. Mazess served on the compensation committee of the Board of Directors. Dr. Mazess was President of Bone Care since its inception in 1984 through February 1996.

                                PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on our common stock for the five-year period commencing June 1996 and ending June 2001 with the cumulative total shareholder return of Standard & Poor's 500 Stock Index (the "S&P 500") and Standard & Poor's BioTechnology--Small Cap Index (the "S&P BioTechnology--Small Cap").


                        [PERFORMANCE GRAPH APPEARS HERE]


                                    JUNE 96   JUNE 97   JUNE 98   JUNE 99   JUNE 00   JUNE 01
                                    -------   -------   -------   -------   -------   -------
Bone Care International, Inc......   $100      $200      $269      $304      $725      $815
S&P 500 Index.....................   $100      $135      $175      $215      $231      $197
S&P BioTechnology--Small Cap.......  $100      $ 68      $ 59      $ 56      $173      $185


     The performance graph assumes $100 was invested on June 1, 1996, in each of our common stock, the S&P 500 Index, and the S&P Biotechnology--Small Cap Index. The graph also assumes the reinvestment of dividends.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors (see Appendix), the audit committee assists the Board in fulfilling its responsibility to our shareholders, the investment community and governmental agencies relating to corporate accounting, financial reporting practices and the quality and integrity of our financial reports. During fiscal 2001, the committee met three times, and the committee chair, as representative of the committee, discussed the interim financial information contained in each of our quarterly reports on Form 10-Q with the chief financial officer and independent auditors prior to filing with the Securities and Exchange Commission.

     Auditor Independence and 2001 Audit. In discharging its duties, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No.1, "Independence Discussions with Audit Committees." In addition, the audit committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The committee also discussed with management and the independent auditors the quality and adequacy of our internal controls. The committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     The committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The committee also discussed with management and the independent auditors the objectives and scope of the internal audit process and the results of the internal audit examinations.

     2001 Financial Statements and Recommendations of the Committee. The committee reviewed our audited financial statements as of and for the year ended June 30, 2001, with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the committee recommended to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

     Audit Fees. The aggregate fees billed for professional services rendered by the independent auditors for (1) the audit of our financial statements as of and for the year ended June 30, 2001 and (2) the review of the financial statements included in our Form 10-Q filings for the year were $46,677.

     Financial Information Systems Design and Implementation Fees. The independent auditors did not provide professional services during fiscal 2001 for the operation of our information systems or the management of our local area networks, nor did they design or implement a hardware or software system that aggregates source data underlying our financial statements or generates information that is significant to our financial statements taken as a whole. Accordingly, no financial information systems design and implementation fees were paid to the independent auditors.

     All Other Fees. The aggregate fees billed by the independent auditors during fiscal 2001 for non-audit and non-information systems related services were $115,378. These services consisted of tax consultation, tax compliance and assistance with our secondary stock offering. The audit committee considered whether, and has determined that, the provision of these types of services is compatible with maintaining the independent auditors independence.

THE AUDIT COMMITTEE:

Charles Klimkowski, Chairman
Martin Barkin, M.D.
Gary Nei


                              SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in our proxy materials for the 2002 annual meeting of shareholders, written notice of any shareholder proposal must be delivered or mailed to and received at our principal executive offices by June 30, 2002, at 1600 Aspen Commons, Middleton, Wisconsin 53562.

     In addition, our by-laws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2001 annual meeting may consider shareholder proposals or nominations brought by a shareholder of record on September 16, 2001, who is entitled to vote at the annual meeting and who has given our Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2001 annual meeting must have been received by the Secretary on or after August 15, 2001, and on or prior to September 16, 2001. The 2002 annual meeting is expected to be held on November 15, 2002. Accordingly, a shareholder proposal or nomination intended to be brought before the 2002 annual meeting must be received by the assistant secretary on or after August 15, 2002, and on or prior to September 16, 2002.

                              FINANCIAL STATEMENTS

     A copy of our annual report on Form 10-K filed with the Securities and Exchange Commission, containing audited financial statements for the fiscal year ended June 30, 2001, is enclosed herewith.


                                      OTHER

     Arthur Andersen LLP served as our independent accountants for the year ended June 30, 2001. A decision regarding the selection of independent accountants to audit our financial statements for the year ending June 30, 2002, has not yet been made. It is expected that a representative of Arthur Andersen LLP will attend the 2001 annual meeting, with the opportunity to make a statement if they should desire, and will be available to respond to appropriate questions.

                                    By Order of the Board of Directors,

                                    /s/ RICHARD B. MAZESS
                                    --------------------------------------------
                                    Richard B. Mazess, Ph.D.
                                    Acting President and Chief Executive Officer

Middleton, Wisconsin
October 19, 2001

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2001 (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF OUR COMMON STOCK AS OF OCTOBER 11, 2001, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON DIRECTED TO: BONE CARE INTERNATIONAL, INC., 1600 ASPEN COMMONS, MIDDLETON, WISCONSIN 53562, ATTENTION:
ROBERT A. BECKMAN AT (608) 662-7815.

                                                                        Appendix

                          BONE CARE INTERNATIONAL, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS'
                                     CHARTER

I.   PURPOSE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing:

          - Interim financial information contained in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q prior to the filing,

          - Earnings announcements prior to release to the public, if practicable,

          - The Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and

          - The Corporation's auditing, accounting and financial reporting processes.

     Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

          - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

          - Review and appraise the audit efforts of the Corporation's independent auditors.

          - Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

     Documents/Reports Review

          - Review and update this Charter periodically, at least annually, as conditions dictate.

          - Review with financial management the annual and quarterly financial statements prior to the release of earnings and any reports to management prepared by the independent auditors. The Chair of the Committee may represent the entire Committee for purposes of this review.

     Independent auditors

          - Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence.

          - Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

          - Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     Financial Reporting Process

          - In consultation with the independent auditors, review the integrity of the organization's financial reporting processes, both internal and external.

          - Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          - Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices as suggested by the independent auditors or management.

     Process Improvement

          - Establish regular and separate reporting to the Committee by management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

          - Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          - Review any significant disagreements among management and the independent auditors in connection with the preparation of the financial statements.

          - Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     Other

          - Review with management, and if necessary, the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

          - Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law, that the Committee or the Board of Directors deems necessary or appropriate.

          - Keep a record of the acts and proceedings of the Committee and report thereon to the Board of Directors periodically or whenever requested to do so.

          - While the Audit Committee has the responsibilities and power set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations

                          BONE CARE INTERNATIONAL, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                               1600 ASPEN COMMONS
                              MIDDLETON, WISCONSIN

                           THURSDAY, NOVEMBER 15, 2001
                                    9:00 A.M.


Bone Care International, Inc.
1600 Aspen Commons
Middleton, Wisconsin  53562                                                PROXY
--------------------------------------------------------------------------------

The undersigned, a shareholder of Bone Care International, Inc. (the "Company"), hereby appoints Charles R. Klimkowski, CFA, and Robert A. Beckman, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Bone Care International, Inc., to be held at 8401 Greenway Boulevard, Middleton, Wisconsin, on Thursday, November 15, 2001, at 9:00 a.m., and any adjournments or postponements thereof, upon the matters set forth on the reverse side, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR proposals 1 and 2.


                      See reverse for voting instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Bone Care International,
Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.




                                                         Please detach here





                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors:             01  Richard B. Mazess     02  Gary E. Nei       Vote FOR               Vote WITHHELD
                                                                                       all nominees           from all nominees
                                                                                       (except as marked)


                                                                                       --------------------------------------------
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                       --------------------------------------------

2.  Amendment to the Bone Care International, Inc. 1996 Stock Option Plan.                    For        Against        Abstain

3.  Upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box                                                                             Date
Indicate changes below:                                                                                  ---------------------------



                                                                                ----------------------------------------------------


                                                                                ----------------------------------------------------
                                                                                Signature(s) in Box
                                                                                Stockholder must sign exactly as the name appears at
                                                                                left. When signed as a corporate officer, executor,
                                                                                administrator, trustee, guardian, etc., please give
                                                                                full title as such. Both joint tenants must sign.

